UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 6, 2015
Date of Report (Date of earliest event reported)

AMERICA RESOURCES EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada	333-196409	98-1153516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard Suite 4100 Houston, TX		77056
(Address of principal executive offices)		(Zip Code)

(832) 390-2273
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On July 6, 2015, America Resources Exploration Inc., a Nevada corporation (the “Company”), entered into an Asset Purchase Agreement with Zheng Xiangwu, a resident of Guang Dong Province, China, whereby the Company agreed to purchase from Mr. Zheng one hundred percent (100%) interest in certain oil and gas assets located in Ellis and Harper Counties, Oklahoma, in exchange for 200,000 shares of the Company’s common stock.

Mr. Zheng is the owner of Rise Fast Limited, a Hong Kong corporation (“Rise Fast”), which is the majority shareholder of the Company. As of July 1, 2015, Rise Fast owns 94,000,000 shares of the Company’s common stock, which represents 76.64% of the Company’s issued and outstanding shares.

No underwriters were utilized in connection with this sale of securities.

The issuance of these securities was to a single “non-U.S. person” (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which the Company relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended (the “Act”), as the conditions of Regulation S were met, including but not limited to the following conditions:

-	Mr. Zheng is a Chinese citizen and was in China at the time of the sale of the shares;

-	Mr. Zheng agreed to resell the shares only in accordance with Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration; and

The certificate representing the shares sold contains a legend that transfer of the shares is prohibited except in accordance with the provisions of Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration and the hold may engage in hedging transactions with regards to the Company’s common stock unless in compliance with the Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Exhibits.

10.2 Asset Purchase Agreement, between the Registrant and Zheng Qiangwu dated July 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA RESOURCES EXPLORATION INC.

DATE: July 29, 2015

By: /s/ Huang Yu
Name: Huang Yu
Title: President